Exhibit 99.1

INTERVAL LEISURE GROUP REPORTS FIRST QUARTER 2013 RESULTS

MIAMI—(BUSINESS WIRE)—May 6, 2013— Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months ended March 31, 2013.

FIRST QUARTER 2013 HIGHLIGHTS

•                  ILG consolidated revenue increased by 6.4% year over year.

•                  Net income increased by 64.2% from last year to $25.0 million.

•                  Earnings per share of $0.44 vs. $0.27 in the prior year.

•                  Adjusted EBITDA increased by 6.7%.

•                  Free cash flow was $44.4 million, an increase of 28.5% from the same period last year.

“The first quarter brought positive results from our ongoing strategic initiatives. Primarily driven by the contribution of the management and rental segment, Interval Leisure Group increased top line results,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “The membership and exchange segment drove the increase in adjusted EBITDA and showed improvements in membership fee revenue and average revenue per member.  We are committed to growing ILG and believe that a meaningful number of opportunities exist to further expand ILG’s role in non-traditional lodging.”

Financial Summary & Operating Metrics (USD in millions except per share amounts)

	Three Months Ended		Quarter
	March 31,		Over Quarter
Metrics	2013	2012	Change
Revenue	134.9	126.7	6.4%
Membership and Exchange revenue	102.1	100.9	1.2%
Management and Rental revenue	32.8	25.8	26.9%
Gross profit	88.5	83.9	5.4%
Net income attributable to common stockholders	25.0	15.2	64.2%
Diluted EPS	$0.44	$0.27	63.0%
Adjusted EBITDA*	51.0	47.8	6.7%

Balance sheet data	March 31, 2013	December 31, 2012
Cash and cash equivalents	132.5	101.2
Debt	240.0	260.0

	Three Months Ended March 31,		Quarter Over Quarter
Cash flow data	2013	2012	Change
Net cash provided by operating activities	47.4	37.6	26.1%
Free cash flow*	44.4	34.5	28.5%

* “Adjusted EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

DISCUSSION OF RESULTS

First Quarter 2013 Consolidated Operating Results

Consolidated revenue for the first quarter ended March 31, 2013 was $134.9 million, an increase of 6.4% from $126.7 million for the first quarter of 2012.

Net income for the three months ended March 31, 2013 was $25.0 million, an increase of 64.2% from net income of $15.2 million for the same period of 2012. The year over year increase in net income reflects a $17.0 million increase in pre-tax income resulting from a $4.6 million rise in gross profit, a decline in amortization of intangibles expense of $5.0 million, as well as a $6.9 million decrease in interest expense. First quarter 2013 diluted earnings per share were $0.44 compared to diluted earnings per share of $0.27 for the same period of 2012.

Adjusted EBITDA (defined below) was $51.0 million for the quarter ended March 31, 2013, compared to adjusted EBITDA of $47.8 million for the same period of 2012.

Business Segment Results

Membership and Exchange

Membership and Exchange segment revenue for the three months ended March 31, 2013 was $102.1 million, an increase of 1.2% from the comparable period in 2012.

For the first quarter of 2013, membership fee revenue (defined below) was $33.4 million, an increase of 2.3%, and transaction revenue (defined below) was $61.1 million, consistent with the same period in 2012.

Total active members at March 31, 2013 were approximately 1,829,000, a decrease of 0.8% from March 31, 2012. Average revenue per member for the first quarter of 2013 was $52.79, an increase of 0.9% from the first quarter of 2012. During the first quarter of 2013, Interval affiliated 36 vacation ownership resorts in domestic and international markets.

Membership and Exchange segment adjusted EBITDA was $45.6 million in the first quarter, an increase of 4.8% from the prior year. Membership and Exchange segment adjusted EBITDA during the quarter reflects a 1.2% increase in segment revenue and a decrease in general and administrative expense.

Management and Rental

Management and Rental segment revenue for the three months ended March 31, 2013 was $32.8 million, including $17.4 million of management fee and rental revenue (defined below). Year-over-year, management fee and rental revenue grew by 40.3%. The improvement was primarily driven by the acquisition of Vacation Resorts International at the end of February 2012 and stronger revenue per available room (“RevPAR”) at Aston. Aston RevPAR for the quarter ended March 31, 2013 was $166.39 compared to $143.75 for the same period in 2012, resulting from a 14.4% higher average daily rate (ADR) and a 1.2% improvement in occupancy rates during the quarter.

In the first quarter of 2013, Management and Rental segment adjusted EBITDA was $5.4 million, an increase of 25.5% from the prior year period.

CAPITAL RESOURCES AND LIQUIDITY

As of March 31, 2013, ILG’s cash and cash equivalents totaled $132.5 million, compared to $101.2 million as of December 31, 2012.

Debt outstanding as of March 31, 2013 was $240 million. As of March 31, 2013, ILG had $260 million available on its revolving credit facility, which may be increased by an additional $200 million, subject to specified conditions.

For the first quarter of 2013, ILG’s capital expenditures totaled $3.1 million, or 2.3% of revenue, net cash provided by operating activities was $47.4 million and free cash flow (defined below) was $44.4 million.

Dividend

ILG initiated its regular quarterly dividend in March 2012. The dividend payment of $0.10 per share that would have been paid in the first quarter of 2013 was accelerated and paid during the fourth quarter of 2012. As a result, no dividend was paid during the first quarter. The board of directors has declared a second quarter dividend of $0.11 per share which is scheduled to be paid on June 18th to shareholders of record as of June 4, 2013.

PRESENTATION OF FINANCIAL INFORMATION

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, Adjusted EBITDA and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, Adjusted EBITDA (with certain additional add-backs) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies; however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

CONFERENCE CALL

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the first quarter of 2013, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (877) 415-3186 (toll-free domestic) or (857) 244-7326 (international); participant pass code: 93164985. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s website at www.iilg.com. The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international); pass code: 42016210. The webcast will be archived on ILG’s website for 90 days after the call.

ABOUT INTERVAL LEISURE GROUP

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. Headquartered in Miami, Florida, ILG has more than 3,500 employees worldwide. The company’s Membership and Exchange segment offers leisure and travel-related products and services to about 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, has been a leader in vacation ownership exchange since 1976. With offices in 16 countries, it operates the Interval Network of approximately 2,800 resorts in more than 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks. ILG’s Management and Rental segment includes Aston Hotels & Resorts, Vacation Resorts International (VRI), and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as rental services, to travellers and owners at more than 200 vacation properties, resorts and club locations throughout North America. More information about the Company is available at www.iilg.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency of developers; consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns; changes in our senior management; regulatory changes; our ability to compete effectively and successfully add new products and services; our ability to successfully manage and integrate acquisitions; impairment of assets; the restrictive covenants in our revolving credit facility; adverse events or trends in key vacation destinations; business interruptions in connection with the rearchitecture of our technology systems; ability of managed homeowners associations to collect sufficient maintenance fees; third parties not repaying advances or extensions of credit;  and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012

Revenue	$134,881	$126,739
Cost of sales	46,376	42,791
Gross profit	88,505	83,948
Selling and marketing expense	13,735	13,773
General and administrative expense	26,305	25,426
Amortization expense of intangibles	2,012	7,043
Depreciation expense	3,664	3,306
Operating income	42,789	34,400
Other income (expense):
Interest income	151	426
Interest expense	(1,653)	(8,564)
Other expense, net	(520)	(2,473)
Total other expense, net	(2,022)	(10,611)
Earnings before income taxes and noncontrolling interest	40,767	23,789
Income tax provision	(15,757)	(8,560)
Net income	25,010	15,229
Net income attributable to noncontrolling interest	(6)	(4)
Net income attributable to common stockholders	$25,004	$15,225

Earnings per share attributable to common stockholders:
Basic	$0.44	$0.27
Diluted	$0.44	$0.27
Weighted average number of common stock outstanding:
Basic	56,928	56,089
Diluted	57,435	56,676
Dividends declared per share of common stock	$—	$0.10

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2013	December 31, 2012

ASSETS
Cash and cash equivalents	$132,527	$101,162
Deferred membership costs	10,453	12,349
Prepaid income taxes	—	12,973
Other current assets	103,661	83,011
Total current assets	246,641	209,495
Goodwill and intangible assets, net	602,440	604,452
Deferred membership costs	12,483	11,058
Other non-current assets	69,194	81,915
TOTAL ASSETS	$930,758	$906,920

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable, trade	$13,380	$11,086
Deferred revenue	113,950	93,367
Other current liabilities	72,648	70,950
Total current liabilities	199,978	175,403
Long-term debt	240,000	260,000
Deferred revenue	107,251	111,273
Other long-term liabilities	86,964	87,752
Redeemable noncontrolling interest	432	426
TOTAL STOCKHOLDERS’ EQUITY	296,133	272,066
TOTAL LIABILITIES AND EQUITY	$930,758	$906,920

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities:
Net income	$25,010	$15,229
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	2,012	7,043
Amortization of debt issuance costs	196	424
Depreciation expense	3,664	3,306
Accretion of original issue discount	—	677
Non-cash compensation expense	2,557	3,077
Non-cash interest expense	68	109
Non-cash interest income	—	(190)
Deferred income taxes	(985)	(526)
Excess tax benefits from stock-based awards	(2,474)	(2,127)
Loss (gain) on disposal of property and equipment	156	(230)
Change in fair value of contingent consideration	425	—
Changes in assets and liabilities	16,820	10,838
Net cash provided by operating activities	47,449	37,630
Cash flows from investing activities:
Acquisition, net of cash acquired	—	(39,963)
Capital expenditures	(3,075)	(3,107)
Investment in financing receivables	—	(9,480)
Payments received on financing receivables	9,876	1,318
Proceeds from disposal of property and equipment	5	230
Net cash provided by (used in) in investing activities	6,806	(51,002)
Cash flows from financing activities:
Principal payments on term loan	—	(5,000)
Payments on revolving credit facility	(20,000)	—
Withholding taxes on vesting of restricted stock units	(2,680)	(3,395)
Proceeds from the exercise of stock options	350	201
Excess tax benefits from stock-based awards	2,474	2,127
Net cash used in financing activities	(19,856)	(6,067)
Effect of exchange rate changes on cash and cash equivalents	(3,034)	3,807
Net increase (decrease) in cash and cash equivalents	31,365	(15,632)
Cash and cash equivalents at beginning of period	101,162	195,517
Cash and cash equivalents at end of period	$132,527	$179,885

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$1,283	$14,646
Income taxes, net of refunds	$231	$1,165
Other non-cash item:
Dividends declared and unpaid	$—	$5,849

OPERATING STATISTICS

	Three Months Ended March 31,
	2013	% Change	2012
Membership and Exchange
Total active members at end of period (000’s)	1,829	(0.8)%	1,845
Average revenue per member	$52.79	0.9%	$52.32

Management and Rental
Available room nights (000’s)	349	(5.4)%	369
RevPAR	$166.39	15.8%	$143.75

ADDITIONAL DATA

	Three Months Ended March 31,
	2013	% Change	2012
	(Dollars in thousands)
Membership and Exchange
Transaction revenue	$61,148	NM	$61,151
Membership fee revenue	33,364	2.3%	32,599
Ancillary member revenue	1,924	(3.4)%	1,991
Total member revenue	96,436	0.7%	95,741
Other revenue	5,659	9.5%	5,166
Total revenue	$102,095	1.2%	$100,907

Management and Rental
Management fee and rental revenue	$17,445	40.3%	$12,433
Pass-through revenue	15,341	14.5%	13,399
Total revenue	$32,786	26.9%	$25,832
Management and Rental gross margin	36.2%	14.5%	31.6%
Management and Rental gross margin without Pass-through Revenue	68.0%	3.6%	65.7%

RECONCILIATIONS OF NON-GAAP MEASURES

	Three Months Ended March 31,
	2013	% Change	2012
	(Dollars in thousands)
Net cash provided by operating activities	$47,449	26.1%	$37,630
Less: Capital expenditures	(3,075)	(1.0)%	(3,107)
Free cash flow	$44,374	28.5%	$34,523

	Three Months Ended March 31,
	2013			2012
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

Adjusted EBITDA	$45,607	$5,415	$51,022	$43,511	$4,315	$47,826
Non-cash compensation expense	(2,279)	(278)	(2,557)	(2,808)	(269)	(3,077)
Other non-operating expense, net	(349)	(171)	(520)	(2,324)	(149)	(2,473)
EBITDA	42,979	4,966	47,945	38,379	3,897	42,276
Amortization expense of intangibles	(337)	(1,675)	(2,012)	(5,420)	(1,623)	(7,043)
Depreciation expense	(3,319)	(345)	(3,664)	(3,063)	(243)	(3,306)
Less: Other non-operating expense, net	349	171	520	2,324	149	2,473
Operating income	$39,672	$3,117	42,789	$32,220	$2,180	34,400
Interest income			151			426
Interest expense			(1,653)			(8,564)
Other non-operating expense, net			(520)			(2,473)
Income tax provision			(15,757)			(8,560)
Net income			25,010			15,229
Net income attributable to noncontrolling interest			(6)			(4)
Net income attributable to common stockholders			$25,004			$15,225

GLOSSARY OF TERMS

Adjusted EBITDA - EBITDA, excluding, if applicable: (1) non-cash compensation expense, (2) goodwill and asset impairments and (3) other non-operating income and expense (including loss on extinguishment of debt). The Company’s presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period, which excludes all rooms under renovation.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

EBITDA - Net income excluding, if applicable: (1) interest income and interest expense, (2) income taxes, (3) depreciation expense, and (4) amortization expense of intangibles.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Management Fee and Rental Revenue — Represents revenue earned by our Management and Rental segment exclusive of pass-through revenue.

Membership Fee Revenue — Represents fees paid for membership in the Interval Network.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with  management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue — Interval Network transactional and service fees paid primarily for exchanges, Getaways, and reservation servicing.

SOURCE: Interval Leisure Group

Investor Contact:

Jennifer Klein

Investor Relations

Jennifer.Klein@iilg.com

305-925-7302

Media Contact:

Christine Boesch

Corporate Communications

Chris.Boesch@intervalintl.com

305-925-7267

# # #